UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2010
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Modifications to Rights of Security Holders.
On September 13, 2010, the Board of Directors of GTSI Corp. (the “Company”) adopted a Rights Plan (the “Rights Plan”).
In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (individually, a “Right” and collectively, the “Rights”) for each share of common stock, par value $0.005 per share (the “Common Stock”), of the Company outstanding at the close of business on September 24, 2010 (the “Record Date”). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until September 12, 2011 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1,000th) of a share of Series A Junior Participating Preferred Stock, par value $0.25 per share (the “Preferred Stock”), of the Company, at a price of $20.00 per one one-thousandth (1/1,000th) of a share of Preferred Stock, subject to certain anti-dilution adjustments (the “Purchase Price”).
Until the earlier to occur of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, or any person acting in concert therewith, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Stock (including, without duplication, the number of shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities, if such person or group owns 5% or more of the Common Stock) (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons or any person acting in concert therewith becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 20% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.
The Rights Agreement (as defined below) provides that any person who, immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owned 20% or more of the Common Stock then outstanding, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder becomes the beneficial owner of an additional one percent (1%) or more of the shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon acquiring such beneficial ownership, such Existing Holder does not beneficially own 20% or more of the Common Stock of the Company then outstanding (after which, if the Existing Holder becomes the beneficial owner of 20% or more of the Common Stock of the Company then outstanding, the Existing Holder shall be deemed to be an “Acquiring Person”).

The Rights will be transferred only with the Common Stock until the Distribution Date or earlier redemption, exchange, termination or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.
Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $10.00 per share or (b) 1,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a preferential liquidation payment equal to the greater of (i) $1,000 per share plus any accrued but unpaid dividends and (ii) 1,000 times the payment made per share to holders of Common Stock. Subject to certain adjustments, each share of Preferred Stock entitles the holder to one thousand (1,000) votes on all matters submitted to a vote of the shareholders. Finally, in the event of any merger, consolidation or other transaction in which the Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock’s dividend and liquidation rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
In the event that any person becomes an Acquiring Person, each holder of a Right (other than Rights acquired or beneficially owned by an Acquiring Person) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths (1/1,000ths) of a Preferred Stock for which a Right is then exercisable, such number of Common Stock of the Company equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths (1/1,000ths) of a Preferred Stock for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then current per share market price of the Common Stock of the Company (as determined by the Rights Agreement) on the date of the occurrence of such event.
Further, in the event after a person becomes an Acquiring Person (a) the Company were to consolidate with, or merge with and into, any other person in a transaction in which the Company is not the surviving corporation, (b) the Company were to consolidate with any person, or were to merge with any person in which the Company is the surviving corporation and in connection with the merger or consolidation, the shares of Common Stock were to be changed or exchanged, or (c) the Company sold more than 50% of its assets or earning power to any other person, proper provision shall be made so that each holder of a Right, other than Rights that have become void or exchanged per the Rights Agreement, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of such other person (or the Company as the surviving corporation) equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths (1/1,000ths) of a Preferred Stock for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then current per share market price of the Common Stock (as determined by the Rights Agreement) of such other person (including the Company as the surviving corporation) on the date of consummation of such consolidation, merger, sale or transfer.

At any time after a person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for shares of Common Stock on a 1:1 basis.
The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
The Rights will expire on September 12, 2011 (unless earlier redeemed, exchanged or terminated). American Stock Transfer & Trust Company, LLC is the Rights Agent.
The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for or purchase Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in shares of Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).
Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
Any of the provisions of the Rights Agreement, dated as of September 14, 2010, between the Company and the Rights Agent (the “Rights Agreement”), may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.
One Right will be distributed to shareholders of the Company for each share of Common Stock owned of record by them on September 24, 2010. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has agreed to reserve shares of Preferred Stock for issuance upon exercise of the Rights.

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 20% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.
The Rights Agreement specifying the terms of the Rights and the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 13, 2010, the Board of Directors of the Company adopted and approved the Amendment to the Restated Certificate of Incorporation of the Company (the “Amendment”). The Amendment was approved in connection with the approval of the Rights Agreement and the Rights and designates the shares of Preferred Stock as a series of Preferred Stock of the Company. See Item 3.03 above for a description of the Preferred Stock, the Rights Agreement and the Rights. The Amendment is incorporated herein by reference as an exhibit to this Current Report. The description of the Amendment and the Preferred Stock is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1 Amendment to the Restated Certificate of Incorporation of GTSI Corp. (Certificate of Designation)
4.1 Rights Agreement, dated as of September 14, 2010, between GTSI Corp. and American Stock Transfer & Trust Company, LLC, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.
99.1 Press Release, dated September 14, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Scott Friedlander
Scott Friedlander
President & Chief Executive Officer

Date: September 14, 2010